Exhibit 3.1

Electronic Articles of Incorporation

For

GREENCELL, INCORPORATED

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

GREENCELL, INCORPORATED

Article II

The principal place of business address:

2295 S. HIAWASSEE ROAD

414 ORLANDO, FL. 32835

The mailing address of the corporation is:

2295 S. HIAWASSEE ROAD

414 ORLANDO, FL. 32835

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

100,000,000

Article V

The name and Florida street address of the registered agent is:

DAN VALLADAO

2295 S. HIAWASSEE ROAD

414 ORLANDO, FL. 32835

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: DAN VALLADAO

Article VI

The name and address of the incorporator is:

LAW OFFICE OF FREDERICK M. LEHRER, PA

1200 NORTH FEDERAL HIGHWAY 200

BOCA RATON, FLORIDA 33432

Incorporator Signature: FREDERICK M. LEHRER

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: P

DAN VALLADAO

2295 S. HIAWASSEE ROAD, SUITE 414

ORLANDO, FL. 32835

Title: SECY

DAN VALLADAO

2295 S. HIAWASSEE ROAD, SUITE 414

ORLANDO FL. 32835

Title: TRES

DAN VALLADAO

2295 S. HIAWASSEE ROAD, SUITE 414

ORLANDO, FL. 32835

Article VIII

The effective date for this corporation shall be:

12/07/2009

P09000098799

(Requestor’s Name)

(Address)

(Address)

(City/State/Zip/Phone #)
05/05/10—01043—012 **35.00
☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

	(Document Number)	FILED
10 MAY -5 PM 1:43
Certified Copies	Certificates of Status	SECRETARY OF STATE
TALLAHASSEE FLORIDA
Special Instructions to Filing Officer:

Office Use Only
May 12 2010

Articles of Amendment

to

Articles of Incorporation

of

GREENCELL, INCORPORATED
(Name of Corporation as currently filed with the Florida Dept. of State)

P09000098799
(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

A.	If amending name, enter the new name of the corporation:

                                                                                                       The new name must be distinguishable and contain the word “corporation,” “company,” or “incorporated” or the abbreviation “Corp.,” “Inc.,” or “Co.,” or the designation “Corp,” “Inc,” or “Co”. A professional corporation name must contain the word “chartered,” “professional association,” or the abbreviation “P.A.”

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

FILED

10 MAY -5 PM 1:43

SECRETARY OF STATE

TALLAHASSEE FLORIDA

D.	If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent:

New Registered Office Address:	(Florida street address)

, Florida
(City) (Zip Code)

New Registered Agent’s Signature, if changing Registered Agent:

I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Title	Name	Address	Type of Action

☐ Add
☐ Remove

☐ Add
☐ Remove

☐ Add
☐ Remove

E.	If amending or adding additional Articles, enter change(s) here:

(attach additional sheets, if necessary).    (Be specific)

Article IV currently reads:

The number of shares the corporation is authorized to issue is: 100,000,000

Article IV should read:

The number of shares the corporation is authorized to issue is 100,000,000 at a par value of $.01 per share.

F.	If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:

(if not applicable, indicate N/A)

The date of each amendment(s) adoption:	April 29, 2010
(date of adoption is required)

Effective date if applicable:
(no more than 90 days after amendment file date)

Adoption of Amendment(s)	(CHECK ONE)

☐	The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐	The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

“The number of Votes cast for the amendment(s) was/were sufficient for approval

by		.”
(voting group)

☐	The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☒	The amendment(s) was/were adopted by the incorporators without shareholder action shareholder action was not required.

Dated	April 29, 2010

Signature
(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Dan Valladao
(Typed or printed name of person signing)

President
(Title of person signing)